Exhibit 99.1

Bruce Linton Joins Better Choice Company as Special Advisor

Management, the Board and key shareholders have voluntarily entered into a lock-up agreement for a twelve-month term representing 32% of the fully diluted outstanding shares of the Company

NEW YORK, Sept. 17, 2019 (GLOBE NEWSWIRE) -- Better Choice Company, Inc. (OTCQB: BTTR) (the “Company” or “Better Choice”), a global animal health and wellness CBD company, today announced that it has appointed Bruce Linton, Founder of Canopy Growth Corporation (NYSE: CGC), as a Special Advisor to the Company. Mr. Linton will be working with Better Choice to, among other things, (a) expand the Company’s global cannabinoid animal research, (b) build out an internal intellectual property, data and analytics platform and (c) explore strategic initiatives and partnerships for the business.

“Better Choice is focused and has access to funding to deliver research-driven outcomes in the animal health and wellness industry, as the Company develops a data- and research-driven approach to product development and efficacy within the cannabinoids-as-ingredients space,” said Mr. Linton. “The Company has uniquely differentiated itself from many of its peers by successfully merging brands, infrastructure, marketing, logistics and IP development to create a competitive advantage in the CBD space. I look forward to working closely with the Better Choice team to solidify its global expansion plans, identify other strategic opportunities that will increase shareholder value and expand my role at the Company in the future.”

“Bruce is an immensely successful, well-respected entrepreneur and a visionary in the cannabis space with a deep passion for animal health,” added Damian Dalla-Longa, Better Choice CEO. “A core focus of our partnership will be developing a more comprehensive understanding of the benefits of CBD and other cannabinoids for animals in federally permissible ways. Additionally, as Bruce has built a tremendous amount of shareholder value and an established international network, his expertise is irreplaceable as we continue to grow and expand our global platform. Alongside Bruce’s appointment, management, the Board and key shareholders have voluntarily entered into a lock-up agreement for a twelve-month term representing 32% of the fully diluted outstanding shares of the Company. These are transformational developments for Better Choice, and we are excited to accelerate many of our corporate initiatives with Bruce on the team.”

Mr. Linton has a passion for entrepreneurship and making a positive difference in the world. He brings a wealth of experience in building strong technology-driven companies, developing world-class teams and positioning his companies to deliver exceptional customer value and service. He is the Founder and Former Chairman / CEO of Canopy Growth Corporation (CGC / WEED), Co-Chairman and former CEO of Martello Technologies and Co‐Founder of Ruckify and Better Software.

About Better Choice Company, Inc.
At the foundation of Better Choice Company Inc., is the belief that good health practices and nutrition contribute to, and promote, a higher quality of life. Better Choice, an animal health and wellness CBD company, has acquired TruPet LLC, an online seller of ultra-premium, all-natural pet food, treats and supplements, with a special focus on freeze dried and dehydrated raw products. For more information, please visit https://www.betterchoicecompany.com.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. The Company has based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Some or all of the results anticipated by these forward-looking statements may not be achieved. Further information on the Company’s risk factors is contained in our filings with the SEC. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contact:
Better Choice Company, Inc.
Damian Dalla-Longa, CEO

Investor Contact:
KCSA Strategic Communications
Valter Pinto, Managing Director
212-896-1254
BTTR@KCSA.com

Media Contact:
KCSA Strategic Communications
Caitlin Kasunich, Senior Vice President
212-896-1241
BTTR@KCSA.com